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                                                                  Exhibit 99.1

[GRAPHIC OMITTED] LONE STAR                                       NEWS RELEASE
                  TECHNOLOGIES, INC.
                                                  CONTACT:  CHARLES J. KESZLER
                                                                (972) 770-6495
                                                          Fax:  (972) 770-6471

           LONE STAR TECHNOLOGIES, INC. REPORTS THIRD QUARTER 2000 EARNINGS

Dallas, TX, October 16, 2000 . . . Lone Star Technologies, Inc. (Lone Star),
NYSE: LSS, reported third quarter 2000 net income of $10.4 million, or $.43 per diluted share, which was an increase of 19% from the second quarter 2000 net income of $8.8 million, or $.36 per diluted share, and compared to net income of $2.0 million, or $.09 per diluted share, which included $1.8 million, or $.08 per diluted share, from the settlement of lawsuits against graphite electrode manufacturers in the quarter ended September 30, 1999. Net income for the nine months ended September 30, 2000 was $26.3 million, or $1.08 per diluted share, compared to a net loss of $9.4 million, or $0.42 per diluted share in the same 1999 period.

Third quarter 2000 revenues of $167.5 million increased 68% from the same quarter in 1999. Oilfield and flat rolled steel revenues were up 17% and 16%, respectively, compared to the quarter ended June 30, 2000 due to higher shipment volumes combined with higher realized prices, while specialty tubing revenues were down 4% on reduced shipment volumes, primarily related to automotive applications, partially offset by slightly higher prices.

Total shipment volumes of 221,500 tons were 10% higher than the 2000 second quarter. Third quarter 2000 shipments of oilfield products were up 15% from the quarter ended June 30, 2000 as the average rig count increased 16% from the second quarter of 2000 to 982 during the third quarter of 2000. Shipments of oilfield casing and production tubing in the third quarter of 2000 consisted of 57% alloy grade, high strength tubulars used in deep well applications. Shipments of flat rolled steel and other tubulars were 13% higher than the second quarter of 2000, while shipments of specialty tubing products were down 5%.

Several records were set during the third quarter using Lone Star's expandable casing including the longest single expandable casing installation. To date there have been eleven successful expandable tubular installations.

Lone Star further extended its wide product offering of oilfield tubulars, particularly in line pipe, during the third quarter through an alliance to market and distribute steel tubular products from U.S. Steel's McKeesport facility. Lone Star also expanded its capacity for specialty tubing products used in power generation plants with the installation of new production equipment in its Oklahoma finned tubing plants, the commencement of operations at a new Monterrey, Mexico finning facility and the initiation of fabrication of large heat recovery steam generators (HRSG) at its new facility in Tulsa, Oklahoma.

Rhys J. Best, Chairman, President and Chief Executive Officer, stated, "With 80% of the 1045 active rigs last Friday drilling for natural gas, Lone Star will continue to broaden its wide product offering of high strength premium tubular products needed by our customers. We are also continuing plans for further expansion to enhance our global leadership position in HRSG tubulars to meet growing power generation demand."

Lone Star Technologies, Inc. is a holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing, and line pipe, specialty tubing products including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

       This release contains forward looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-KA for the year ended December 31, 1999.
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                      LONE STAR TECHNOLOGIES, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
            (UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                              For the                  For the
                                                                            Quarter Ended           Nine Months Ended
                                                                             September 30,            September 30,
                                                                            2000        1999        2000         1999
                                                                       -----------------------------------------------
    Net revenues                                                     $     167.5  $     99.5  $    474.9  $     240.4
    Cost of goods sold                                                    (144.9)      (92.6)     (412.4)      (236.2)
                                                                       -----------------------------------------------
      Gross profit                                                          22.6         6.9        62.5          4.2
    Selling, general and administrative expenses                            (8.5)       (3.9)      (25.9)       (11.3)
                                                                       -----------------------------------------------
      Operating income (loss)                                               14.1         3.0        36.6         (7.1)
    Interest income                                                          0.5         0.5         1.4          1.3
    Interest expense                                                        (3.7)       (1.4)      (10.6)        (3.3)
    Other income (expense)                                                    0.2       (0.1)        0.4         (0.3)
                                                                       -----------------------------------------------
      Income (loss) from continuing operations before income tax            11.1         2.0        27.8         (9.4)
    Income tax                                                              (0.7)          -        (1.5)           -
                                                                       -----------------------------------------------
      NET INCOME (LOSS)                                              $      10.4  $      2.0  $     26.3   $     (9.4)
    ==================================================================================================================

    PER COMMON SHARE - BASIC:
      NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS             $      0.44  $     0.09  $     1.12   $    (0.42)
    ==================================================================================================================

    PER COMMON SHARE - DILUTED:
      NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS             $      0.43  $     0.09  $     1.08   $    (0.42)
    ==================================================================================================================

    WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                                                 23.6        22.6        23.5         22.5
      Diluted                                                               24.4        22.9        24.3         22.5

Consolidated revenues reported in the statements of income are as follows:

                                                   ($ in millions)                       ($ in millions)
                                               FOR THE QUARTER ENDED                FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER                             SEPTEMBER
                                                2000      %      1999       %       2000        %     1999       %
                                                ----     ---     ----      ---      ----       ---    ----      ---
    Oilfield products                           94.9     57      51.3      52       257.8      54     118.5     49
    Specialty tubing products                   54.6     32      32.0      32       167.9      35      88.4     37
    Flat rolled steel and other products        18.0     11      16.2      16        49.2      11      33.5     14
                                             --------  -----   -------   -----     -------   -----  --------  -----
    Total net revenues                         167.5    100      99.5     100       474.9     100     240.4    100
                                             ========  =====   =======   =====     =======   =====  ========  =====

Shipments of products by segment are as follows:

                                                   (in tons)                                (in tons)
                                           FOR THE QUARTER ENDED                  FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER                                  SEPTEMBER
                                            2000      %      1999        %        2000       %       1999       %
                                            ----     ---     ----       ---       ----      ---      ----      ---
Oilfield products                        131,300     59      94,700     53       371,000     58     223,900     54
Specialty tubing products                 43,600     20      32,100     18       139,700     22      84,800     20
Flat rolled steel and other products      46,600     21      50,500     29       130,100     20     107,600     26
                                       ----------  -----  ----------  -----     ---------  -----  ----------  -----
Total shipments                          221,500    100     177,300    100       640,800    100     416,300    100
                                       ==========  =====  ==========  =====     =========  =====  ==========  =====